CLASS R SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED 6/1/15)


1.	SEPARATE
ARRANGEMENT
AND EXPENSE
ALLOCATION

For purposes of Rule
18f-3 under the Act,
the basic distribution
and shareholder
servicing
arrangement for the
Class R Shares will
consist of:

(i)	Excepting
Federated Kaufmann
Fund, sales by
financial
intermediaries to
retirement plans, with
shareholder services
provided by the
retirement plan
recordkeepers; and

(ii) 	with respect
to the Federated
Kaufmann Fund, (a)
sales by financial
intermediaries to
retirement plans; (b)
the issuance of Class
R Shares as provided
in the Plan of
Reorganization
between the
Federated-Kaufmann
Fund and the
Kaufmann Fund; (c)
additional
investments by
former Kaufmann
Fund shareholders
and related persons;
and (d) shareholder
services provided by
financial
intermediaries..

Financial
intermediaries and
the principal
underwriter may
receive payments for
distribution and/or
administrative
services under a Rule
12b-1 Plan, in
addition, financial
intermediaries may
receive shareholder
service fees for
services provided. In
connection with this
basic arrangement,
Class R Shares will
bear the following
fees and expenses:

Fees and Expenses
Maximum Amount Allocated Class R Shares
Sales Load
None
Contingent Deferred Sales
Charge ("CDSC")
None
Redemption Fee
As set forth in the attached Schedule.
Shareholder Service Fee
As set forth in the attached Schedule
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class R Shares as described in Section 3 of the Multiple Class Plan



2.
	CO
NVERSION
AND
EXCHANG
E
PRIVILEG
ES

For purposes
of Rule 18f-
3, Class R
Shares have
the
following
conversion
rights and
exchange
privileges at
the election
of the
shareholder:

C
o
n
v
e
r
s
i
o
n

R
i
g
h
t
s
:
N
o
n
e
E
x
c
h
a
n
g
e

P
r
i
v
i
l
e
g
e
:
With
respect to
the
Kaufman
n Fund,
sharehold
ers who
are
former
sharehold
ers of the
Kaufman
n Fund,
Inc. and
their
immediat
e family
members
or
sharehold
ers who
have
purchase
d shares
through
the
financial
intermedi
ary
relationsh
ips that
existed
for the
Kaufman
n Fund
may
exchange
their
Class R
Shares
for Class
A Shares
of any
other
fund.
Investors
who are
eligible to
purchase
Class R
Shares
(e.g.
401(k)
plans,
457
plans,
employer
sponsore
d 403(b)
plans,
profit
sharing
and
money
purchase
pension
plans,
defined
benefit
plans,
non-
qualified
deferred
compensa
tion plans
and IRA
rollovers
from such
plans,
directly
or
through
financial
intermedi
aries as
well as
IRAs
held
through
financial
intermedi
aries who
hold the
IRAs in
an
omnibus
account))
may
exchange
their
Class R
Shares
into Class
R Shares
of any
other
Fund.  A
Grandfat
hered
Sharehol
der may
exchange
into Class
R Shares
of
another
Fund
only if
such
sharehold
er is an
eligible
investor
in the
Class R
Shares of
that
Fund.
W
i
t
h

r
e
s
p
e
c
t

t
o

t
h
e

o
t
h
e
r

f
u
n
d
s
,

C
l
a
s
s

R

S
h
a
r
e
s

m
a
y

b
e

e
x
c
h
a
n
g
e
d

f
o
r

C
l
a
s
s

R

S
h
a
r
e
s
,

i
n
c
l
u
d
i
n
g

t
h
e

K
a
u
f
m
a
n
n

F
u
n
d
..


In any
exchange,
the
shareholder
shall receive
shares
having the
same
aggregate
net asset
value as the
shares
surrendered,
after the
payment of
any
redemption
fees to the
Fund.
Exchanges
to any other
Class shall
be treated in
the same
manner as a
redemption
and
purchase.

3.
	REDEMPTI
ON FEE

For purposes of Rule
11a-3 under the Act,
any redemption fee
received upon the
redemption or
exchange of Class R
Shares will be
applied to fees
incurred or amounts
expended in
connection with such
redemption or
exchange. The
balance of any
redemption fees shall
be paid to the Fund.
A Fund shall waive
any redemption fee
with respect to Class
R Shares redeemed or
exchange by
employer-sponsored
retirement plans.


SCHEDULE OF
FUNDS
OFFERING CLASS
R SHARES

The Funds set forth
on this Schedule each
offer Class R Shares
on the terms set forth
in the Class R Shares
Exhibit to the
Multiple Class Plan,
in each case as
indicated below.  The
12b-1 fees indicated
are the maximum
amounts authorized
based on the average
daily net asset value.
Actual amounts
accrued may be less.

Multiple Class Company
Series
12b-1
Fee
Shareholder
Services Fee
Redemption Fee




Federated Equity Funds:



Federated Clover Small Value Fund
0.50%
None
None
Federated Clover Value Fund
0.50%
None
None
Federated InterContinental Fund

0.50%
None
2% on shares redeemed
or exchanged within 30
days of purchase
Federated Kaufmann Fund
0.50%
0.25%
0.20%
Federated Kaufmann Large Cap Fund
0.50%
None
None
Federated Kaufmann Small Cap Fund
0.50%
None
None
Federated MDT Mid-Cap Growth Strategies
Fund
0.50%
None
None




Federated Equity Income Fund, Inc.
0.50%
None
None




Federated Global Allocation Fund
0.50%
None
None




Federated Income Securities Trust



Federated Capital Income Fund
0.50%
None
None




Federated Index Trust:



Federated Max-Cap Index Fund
0.50%
None
None




Federated Institutional Trust



Federated Short-Intermediate Total Return
Bond Fund
0.50%
None
None




Federated MDT Series:



Federated MDT All Cap Core Fund
0.50%
None
None
Federated MDT Balanced Fund
0.50%
None
None




Federated Total Return Series, Inc.:



Federated Total Return Bond Fund
0.50%
None
None




Federated U.S. Government Securities
Fund: 2-5 Years
0.50%
None
None




Federated World Investment Series, Inc.



Federated International Leaders Fund
0.50%
None
None
?
Multiple Class Company
Series
12b-1
Fee
Shareholder
Services Fee
Redemption Fee




Money Market Obligations Trust:



Federated Automated Cash Management
Trust
0.50%
None
None
Federated Prime Cash Obligations Fund
0.50%
None
None